Exhibit (h)(2)

EXHIBIT D

AMENDED AND RESTATED SCHEDULE OF SERIES

The undersigned hereby certifies that he is an authorized signer of each PowerShares trust listed herein, and that the following funds are included under the Amended and Restated Transfer Agency and Service Agreement dated June 17, 2013, by and between the such trusts and the Bank of New York Mellon.

March 12, 2015

PowerShares Exchange-Traded Fund Trust

1.	PowerShares Aerospace & Defense Portfolio
2.	PowerShares BuyBack AchieversTM Portfolio
3.	PowerShares Cleantech Portfolio
4.	PowerShares Dividend AchieversTM Portfolio
5.	PowerShares DWA Momentum Portfolio
6.	PowerShares DWA Basic Materials Momentum Portfolio
7.	PowerShares Dynamic Biotechnology & Genome Portfolio
8.	PowerShares Dynamic Building & Construction Portfolio
9.	PowerShares DWA Consumer Cyclicals Momentum Portfolio
10.	PowerShares DWA Consumer Staples Momentum Portfolio
11.	PowerShares Dynamic Energy Exploration & Production Portfolio
12.	PowerShares DWA Energy Momentum Portfolio
13.	PowerShares DWA Financial Momentum Portfolio
14.	PowerShares Dynamic Food & Beverage Portfolio
15.	PowerShares DWA Healthcare Momentum Portfolio
16.	PowerShares DWA Industrials Momentum Portfolio
17.	PowerShares Dynamic Large Cap Growth Portfolio
18.	PowerShares Fundamental Pure Large Core Portfolio
19.	PowerShares Dynamic Large Cap Value Portfolio
20.	PowerShares Dynamic Leisure and Entertainment Portfolio
21.	PowerShares Dynamic Market Portfolio
22.	PowerShares Dynamic Media Portfolio
23.	PowerShares Fundamental Pure Mid Growth Portfolio
24.	PowerShares Fundamental Pure Mid Core Portfolio
25.	PowerShares Fundamental Pure Mid Value Portfolio
26.	PowerShares Dynamic Networking Portfolio
27.	PowerShares Dynamic Oil & Gas Services Portfolio
28.	PowerShares DWA NASDAQ Momentum Portfolio
29.	PowerShares Dynamic Pharmaceuticals Portfolio
30.	PowerShares Dynamic Retail Portfolio
31.	PowerShares Dynamic Semiconductors Portfolio
32.	PowerShares Fundamental Pure Small Growth Portfolio
33.	PowerShares Fundamental Pure Small Core Portfolio
34.	PowerShares Fundamental Pure Small Value Portfolio
35.	PowerShares Dynamic Software Portfolio
36.	PowerShares DWA Technology Momentum Portfolio
37.	PowerShares DWA Utilities Momentum Portfolio
38.	PowerShares Financial Preferred Portfolio
39.	PowerShares FTSE RAFI US 1000 Portfolio
40.	PowerShares FTSE RAFI US 1500 Small-Mid Portfolio
41.	PowerShares Fundamental Pure Large Growth Portfolio
42.	PowerShares Fundamental Pure Large Value Portfolio
43.	PowerShares Global Listed Private Equity Portfolio
44.	PowerShares Golden Dragon China Portfolio
45.	PowerShares High Yield Equity Dividend Achievers Portfolio
46.	PowerShares International Dividend Achievers Portfolio

47.	PowerShares NASDAQ Internet Portfolio
48.	PowerShares S&P 500® BuyWrite Portfolio
49.	PowerShares S&P 500® High Quality Portfolio
50.	PowerShares Water Resources Portfolio
51.	PowerShares Wilderhill Clean Energy Portfolio
52.	PowerShares Wilderhill Progressive Energy Portfolio
53.	PowerShares Zacks Micro Cap Portfolio

PowerShares Exchange-Traded Fund Trust II

1.	PowerShares 1-30 Laddered Treasury Portfolio
2.	PowerShares Aggregate Bond Portfolio
3.	PowerShares Build America Bond Portfolio
4.	PowerShares CEF Income Composite Portfolio
5.	PowerShares Chinese Yuan Dim Sum Bond Portfolio
6.	PowerShares Developed EuroPacific Currency Hedged Low Volatility Portfolio
7.	PowerShares DWA Developed Markets Momentum Portfolio
8.	PowerShares DWA Emerging Markets Momentum Portfolio
9.	PowerShares DWA SmallCap Momentum Portfolio
10.	PowerShares Emerging Markets Currency Hedged Low Volatility Portfolio
11.	PowerShares Emerging Markets Infrastructure Portfolio
12.	PowerShares Emerging Markets Sovereign Debt Portfolio
13.	PowerShares Europe Currency Hedged Low Volatility Portfolio
14.	PowerShares FTSE RAFI Asia Pacific ex-Japan Portfolio
15.	PowerShares FTSE RAFI Developed Markets ex-U.S. Portfolio
16.	PowerShares FTSE RAFI Developed Markets ex-U.S. Small-Mid Portfolio
17.	PowerShares FTSE RAFI Emerging Markets Portfolio
18.	PowerShares Fundamental Emerging Markets Local Debt Portfolio
19.	PowerShares Fundamental High Yield® Corporate Bond Portfolio
20.	PowerShares Fundamental Investment Grade Corporate Bond Portfolio
21.	PowerShares Global Agriculture Portfolio
22.	PowerShares Global Clean Energy Portfolio
23.	PowerShares Global Gold and Precious Metals Portfolio
24.	PowerShares Global Short Term High Yield Bond Portfolio
25.	PowerShares Global Water Portfolio
26.	PowerShares California AMT-Free Municipal Bond Portfolio
27.	PowerShares National AMT-Free Municipal Bond Portfolio
28.	PowerShares New York AMT-Free Municipal Bond Portfolio
29.	PowerShares International BuyBack AchieversTM Portfolio
30.	PowerShares International Corporate Bond Portfolio
31.	PowerShares Japan Currency Hedged Low Volatility Portfolio
32.	PowerShares KBW Bank Portfolio
33.	PowerShares KBW Capital Markets Portfolio
34.	PowerShares KBW High Dividend Yield Financial Portfolio
35.	PowerShares KBW Insurance Portfolio
36.	PowerShares KBW Premium Yield Equity REIT Portfolio
37.	PowerShares KBW Property & Casualty Insurance Portfolio
38.	PowerShares KBW Regional Banking Portfolio
39.	PowerShares LadderRite 0-5 Year Corporate Bond Portfolio
40.	PowerShares NYSE Century Portfolio
41.	PowerShares Preferred Portfolio
42	PowerShares S&P 500 ex-Rate Sensitive Low Volatility Portfolio
43.	PowerShares Russell 1000 Equal Weight Portfolio
44.	PowerShares S&P 500® High Beta Portfolio
45.	PowerShares S&P 500® High Dividend Portfolio
46.	PowerShares S&P 500® High Momentum Portfolio
47.	PowerShares S&P MidCap Low Volatility Portfolio

48.	PowerShares S&P SmallCap Low Volatility Portfolio
49.	PowerShares S&P 500® Low Volatility Portfolio
50.	PowerShares S&P Emerging Markets High Beta Portfolio
51.	PowerShares S&P Emerging Markets Low Volatility Portfolio
52.	PowerShares S&P International Developed High Beta Portfolio
53.	PowerShares S&P International Developed Low Volatility Portfolio
54.	PowerShares S&P International Developed High Quality Portfolio
55.	PowerShares S&P SmallCap Consumer Discretionary Portfolio
56.	PowerShares S&P SmallCap Consumer Staples Portfolio
57.	PowerShares S&P SmallCap Energy Portfolio
58.	PowerShares S&P SmallCap Financials Portfolio
59.	PowerShares S&P SmallCap Health Care Portfolio
60.	PowerShares S&P SmallCap Industrials Portfolio
61.	PowerShares S&P SmallCap Information Technology Portfolio
62.	PowerShares S&P SmallCap Materials Portfolio
63.	PowerShares S&P SmallCap Utilities Portfolio
64.	PowerShares Senior Loan Portfolio
65.	PowerShares Variable Rate Preferred Portfolio
66.	PowerShares VRDO Tax-Free Weekly Portfolio

PowerShares Actively Managed Exchange-Traded Fund Trust

1.	PowerShares Active U.S. Real Estate Fund
2.	PowerShares China A-Share Portfolio
3.	PowerShares Multi-Strategy Alternative Portfolio
4.	PowerShares S&P 500® Downside Hedged Portfolio

PowerShares Actively Managed Exchange-Traded Commodity Fund Trust

1.	PowerShares Bloomberg Commodity Strategy Portfolio
2.	PowerShares DB Optimum Yield Diversified Commodity Strategy Portfolio

THE BANK OF NEW YORK MELLON

By:	/S/ JOSEPH T. BRADY
(signature) Joseph T. Brady
(name) Vice President
(title)

POWERSHARES EXCHANGE-TRADED FUND TRUST

By:	/S/ ANDREW SCHLOSSBERG
(signature) Andrew Schlossberg
(name) President
(title)

POWERSHARES EXCHANGE-TRADED FUND TRUST II

By:	/S/ ANDREW SCHLOSSBERG
(signature) Andrew Schlossberg
(name) President
(title)

POWERSHARES ACTIVELY MANAGED

EXCHANGE-TRADED FUND TRUST

By:	/S/ ANDREW SCHLOSSBERG
(signature) Andrew Schlossberg
(name) President
(title)

POWERSHARES ACTIVELY MANAGED

EXCHANGE-TRADED COMMODITY FUND

TRUST

By:	/S/ ANDREW SCHLOSSBERG
(signature) Andrew Schlossberg
(name) President
(title)